Exhibit 10.5

ORIGINAL

DATED THIS DAY OF JUL 2019 20

BETWEEN

ANTIIARAS HILLS SDN BHD

(Company No. 1244508-U)

(“the Developer”)

AND

PESAT BUMI SDN BHD

(Company No. 442859-T)

(“the Owner”)

SUPPLEMENTAL AGREEMENT

Owner’s Solicitors	Developer’s Solicitors
MESSRE KUMARI PALANY & CO.	MESSRS JOSEPH TING & CO
ADVOCATES & SOLICITORS	ADVOCATES & SOLICITORS
No, 109-2, Jalan Toman 6,	Suites 7-14, 16th Floor, 101 Business Park,
Kemanyan Square,	No. 1 Persiaran Puchong Jaya Selatan,
70200 Seremban,	Bandar Puchong Jaya,
Negeri Sembilan Darul Khusus.	47100 Puchong,
Selangor, Darul Ehsan
Tel: 06-7622 200 Fax: 06-7633 100	Tel: 03-8070 8090 Fax: 03-8070 8089
[Our Ref: JT/J/PDI/K20942/1/16]

SUPPLEMENTAL AGREEMENT

A SUPPLEMENTAL AGREEMENT made this                    day of 08 JUL 2019 2018

BETWEEN

ANTHARAS HILLS SDN BHD (Company No 1244508-U) a company incorporated in Malaysia and having its place of business at 140, Jalan Maarof, Bukit Bandaraya, Bangsar 59100 Kuala Lumpur (hereinafter called “the Developer”) of the first part;

AND	PESAT BUMI SDN BHD (Company No 442859-T) a company incorporated in Malaysia and having its place of business at G-10, Ritz Villa, Jalan BS 9/SE, Taman Bukit Serdang, Seksyen 9, 43300 Seri Kembangan, Selangor Darul Ehsan (hereinafter called “the Owner”) of the second part.

WHEREAS:-

(1)	DEVELOPMENT AGREEMENT

By a Development Agreement dated 02 NOV 2018 (hereinafter called “the DA”) the Owner has agreed to grant to the Developer the right to develop on part of the land, which is particularly delineated in Red in the plan annexed herewith as Appendix A (hereinafter called “the Development Land”), held under H.S,(D) 17970 PT 23025 Mukim Bentong, Daerah Bentong, Negeri Pahang measuring approximately Fourteen Thousand Four Hundred Twenty Eight (14,428) square meters (hereinafter called “the said Land”), into apartment buildings with some commercial shops units as the Developer shall in its absolute discretion determine with all the necessary infrastructure, common facilities and amenities related thereto (hereinafter called the “Development”).

(2)	OWNER’S ENTITLEMENT

The Owner’s Entitlement under the DA is Fifteen Per centum (15%) of the total saleable or lettable residential and commercial units to be erected by the Developer on the Development Land which, as agreed by the parties, that the Owner’s Entitlement shall be the units which are sold between Seventy One Per Centum (71%) to Eighty Five Per Centum (85%) of the saleable residential and commercial units. The parties are desirous of making further provisions in respect of the Owner’s Entitlement for the purpose of avoidance of doubt.

SUPPLEMENTAL AGREEMENT
Developer: Antharas Hills Sdn Bhd	Page 2 of 5
Owner: Pesat Bumi Sdn Bhd

(3)	OWNER’S ADDITIONAL OBLIGATIONS

Notwithstanding the provision in the DA, the Owners are agreeable to undertake further obligations in respect of the Development upon the terms and conditions provided herein.

(4)	PARTIES DESIROUS TO VARY TERMS OF DA

The parties herein are mutually agreeable to vary the terms of the DA to reflect the intentions of the parties upon the terms and conditions herein contained in this Supplemental Agreement

NOW THIS AGREEMENT WITNESSETH as follows:

I.	AGREEMENT TO VARY

1.1	In consideration of due observance by the parties herein of all the terms and conditions of the DA the parties herein hereby agree to vary and modify the terms of the DA to the extent and upon the terms and conditions hereinafter appearing.

2.	VARIATION TO THE OWNER’S ENTITLEMENT

2.1	The parties herein hereby agree that the term “Owner’s Entitlement” as provided in Clause 1.1 (x) in the DA shall be varied by inserting at the end of the first sentence after the words “the saleable residential and commercial units” the following words:-

“which shall be equivalent the area of Sixty Nine Thousand Eighty Five (69,085) square feet or equivalent to the total amount of gross proceeds of sale derived from the Owner’s Entitlement of RINGGIT MALAYSIA THIRTY FOUR MILLION (RM34,000,000.00) only.”

2.2	The parties herein hereby agree to vary Clause 7.2 of the DA by inserting at the end the following words “PROVIDED FURTHER THAT the total amount of gross proceeds of sale derived from Owner’s Entitlement shall not exceed the sum of RINGGIT MALAYSIA THIRTY FOUR MILLION (RM34,000,000.00) only.”

SUPPLEMENTAL AGREEMENT
Developer: Antharas Hills Sdn Bhd	Page 3 of 5
Owner: Pesat Bumi Sdn Bhd

2.3	The parties herein hereby agree that to insert the following additional Clauses 7.5, 7.6 and 7.7 under Clause 7 of the DA:-

“7.5	(i)	The Owner hereby agrees that in the event that the sale of the individual parcel units in the building in the Development shall not have achieved the rate of Seventy One per centum (71%) at the time when the CCC for the building in the Development is obtained, the Owner shall take the residential and commercial units representing Fifteen per centum (15%) of the total saleable or lettable residential and commercial units, which total area shall be Sixty Nine Thousand Eighty Five (69,085) square feet, to be erected by the Developer on the Development Land in lieu of the proceeds of sale of those units.”

(ii)	In the event that the sale of the individual parcel units in the building in the Development have exceeded the rate of Seventy One per centum (71%) but not Eighty Five per centum (85%) at the time when the CCC for the building in the Development is obtained, the Owner shall take cash payment for the portion of the residential and commercial units which have been sold and for the unsold portion, the Owner shall take the residential and commercial units representing the balance of the Fifteen per centum (15%) of the total saleable or lettable residential and commercial units to be erected by the Developer on the Development Land in lieu of the proceeds of sale of those units PROVIDED ALWAYS THAT the total of the area of the sold portion and the area of the residential and commercial units to be delivered to the Owner shall be Sixty Nine Thousand Eighty Five (69,085) square feet.”

“7.6	The Owner hereby covenants, agrees and undertakes that the Owner shall not dispose of any of the apartment units under the Owner’s Entitlement units at a price which shall be lower than the Developer’s prevailing selling price until one (1) year after the Owner’s Entitlement units is handed over by the Developer to the Owner together with the Certificate of Compliance and Completion or until the Developer has achieved Ninety Five per centum (95%) sales of the Developer’s Entitlement units, whichever shall be the earlier.”

“7. 7	The Owner hereby agrees that the Owner shall, if required, prior to taking vacant possession of the Owner’s Entitlement execute a Deed of Mutual Covenant which term shall be the same as the Deed of Mutual Covenant to be executed by all other Purchasers of the Development.”

SUPPLEMENTAL AGREEMENT
Developer: Antharas Hills Sdn Bhd	Page 4 of 5
Owner: Pesat Bumi Sdn Bhd

3.	THIS AGREEMENT SUPPLEMENTAL

3.1	Save and except where expressly provided, all the other terms and conditions herein contained shall be supplemental to and not in derogation of any of the terms and conditions therein contained in the DA and all the terms and condition therein, save and except those herein expressly varied shall remain valid and enforceable.

3.2	In the event that there shall be any conflict between the terms herein contained and the terms and conditions therein contained in the DA, the terms and conditions herein shall prevail.

4.	BINDING AGREEMENT

4.1	This Supplemental Agreement shall be binding upon the respective heirs personal representatives successors-in-title and assigns of the Developer and the Owner hereto.

5.	DEFINITION

5.1	All the terms, words, phrases, definition and semantic employed in this Supplementary Agreement shall, in so far as applicable, bear the same meaning as the tenns, words, phrases, definition and semantic employed in the DA.

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SUPPLEMENTAL AGREEMENT
Developer: Antharas Hills Sdn Bhd	Page 5 of 5
Owner: Pesat Bumi Sdn Bhd

IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first abovewritten.

The Common Seal of	)
ANTHARAS HILLS SDN BHD	)
(Company No 1244508-U))
Is hereunto affixed in the presence of:-)

/s/ TGH KEAN YONG	/s/ TAN SU CHENG
Director	Director/Secretary
Name: TGH KEAN YONG	Name: TAN SU CHENG
NRIC NO: 790131-10-5515	NRIC NO: 650215-01-5491

The Common Seal of	)
PESAT BUMI SDN BHD	)
(Company No 442859-T))
Is hereunto affixed in the presence of:-)

/s/ LEONG POH HOONG	/s/ SHUM YEW CHOONG
Director	Director/Secretary
Name: LEONG POH HOONG	Name: SHUM YEW CHOONG
NRIC NO: 580405-07-5697	NRIC NO: 600221-07-5057